As filed with the Securities and Exchange Commission on July 21, 1998

                                                      Registration No. 333-58513

                                 POST EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             WASHINGTON, D.C. 20549



                               REGENT GROUP, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                              22-1558317
(State or jurisdiction of                                  (I.R.S. Employer
 incorporation or organization)                             Identification No.)


             477 MADISON AVENUE, NEW YORK NY                      10022
        (Address of principal executive offices)               (Zip Code)


        CONSULTING AGREEMENT BETWEEN REGENT GROUP, INC. AND ED RODRIGUEZ
                            (Full title of the Plan)

       MARVIN E. GREENFIELD, 477 MADISON AVENUE, NEW YORK, NEW YORK 10022
                     (Name and address of agent for service)

                                 (212) 207-4560
          (Telephone number, including area code, of agent for service)



         The registrant hereby de registers 219,000 of the 300,000 shares of common stock of the registrant previously registered in this Registration Statement on Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 21, 1998.

                               REGENT GROUP, INC.



                                   By: /s/ Marvin E. Greenfield
                                       -----------------------------------------
                                       Marvin E. Greenfield,  President, Chief
                                       Executive and Financial Officer, Director



         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                       Date
----                                        -----                                       ----

   S/ MARVIN E. GREENFIELD          Chairman, President                         July 21, 1998
 -------------------------               and Director (and
       Marvin E. Greenfield              Principal Executive and
                                         Financial Officer)

  S/ PAUL ROSEN                             Director                            July 21, 1998
 -------------------------
       Paul Rosen

  S/ PAUL WOOLFORD                          Director                            July 21, 1998
 -------------------------
       Paul Woolford


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